UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On February 22, 2011, Silicon Graphics International Corp. (the “Company”) began providing notices to employees whose employment will be terminated as part of a worldwide workforce reduction. The Company implemented a restructuring to streamline operations and reduce operating expenses. The workforce reduction was approved by the Company's Board of Directors on February 18, 2011.

In connection with the worldwide workforce reduction, the Company expects to incur pre-tax cash charges of up to $6.6 million for severance pay expenses and related cash expenditures. The Company expects to recognize the majority of the severance charges in the third and fourth quarter of fiscal 2011, with the remaining costs to be recognized in the first quarter of fiscal 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: February 23, 2011	By:	/s/ James D. Wheat
James D. Wheat
Chief Financial Officer